As filed with the Securities and Exchange Commission on May 12, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bel Fuse Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	22-1463699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Executive Drive, Suite 300,

West Orange, New Jersey 07052

+1 201-432-0463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Farouq Tuweiq

President and Chief Executive Officer

Bel Fuse Inc.

300 Executive Drive, Suite 300,

West Orange, New Jersey 07052

+1 201-432-0463

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Adam Johnson

Kimberly Petillo-Decossard

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: +1 212-819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CLASS A COMMON STOCK

CLASS B COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

DEPOSITARY SHARES

UNITS

We may offer, from time to time, in one or more series:

●	Class A common stock;

●	Class B common stock;

●	Preferred Stock;

●	Warrants;

●	Senior or Subordinated Debt Securities;

●	Depository Shares; and

●	Units

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering. These securities may also be offered and sold by one or more selling securityholders to be identified in the future.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” on page 6 of this prospectus and any similar heading in the documents that are incorporated by reference into this prospectus, as well as the section titled “Special Note Regarding Forward-Looking Statements” on page 3 of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market under the symbols “BELFA” and “BELFB.” On May 11, 2026 the closing price of our Class A common stock and Class B common stock, as reported on The Nasdaq Global Select Market, was $270.76 per share and $302.73 per share, respectively.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or any selling securityholder may sell, at any time and from time to time, in one or more offerings, debt securities, equity securities, preferred stock, warrants, or units.

Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section titled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to Bel Fuse Inc. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, www.belfuse.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026 (including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement relating to our 2026 annual meeting of shareholders, filed on April 10, 2026);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026; and

•	our Current Reports on Form 8-K filed on January 15, 2026, April 6, 2026 and May 12, 2026, our Current Report on Form 8-K/A filed on February 24, 2026, amending our Current Report on Form 8-K filed on December 10, 2025 (in each case, excluding information furnished); and

●	the descriptions of our Class A common stock and Class B common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and any amendment or report filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.belfuse.com or by writing or calling us at the following address and telephone number: Bel Fuse Inc., Corporate Secretary, 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, telephone +1 201-432-0463.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The terms the “Company,” “Bel,” “we,” “us,” and “our” as used in the registration statement for which this prospectus forms a part refer to Bel Fuse Inc. and its consolidated subsidiaries unless otherwise specified.

Our consolidated operating results are affected by a wide variety of factors that could materially and adversely affect revenues and profitability, including the risk factors described in this prospectus and the risk factors described in our other reports and documents filed from time to time with the SEC. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, consolidated financial condition, operating results, and common stock prices. Furthermore, this document and other reports and documents filed with the SEC contain certain forward-looking statements under the Private Securities Litigation Reform Act of 1995 (“Forward-Looking Statements”) with respect to our business. Forward-Looking Statements are necessarily subject to risks and uncertainties, many of which are outside our control, that could cause actual results to differ materially from these statements. Forward-Looking Statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “forecasts,” “project,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are Forward-Looking Statements.

These Forward-Looking Statements are subject to certain risks and uncertainties, including those detailed in this Form S-3, and the risk factors described in our other reports and documents filed from time to time with the SEC, which could cause actual results to differ materially from these Forward-Looking Statements. Any Forward-Looking Statements are qualified in the entirety by reference to such risk factors discussed throughout this Form S-3 and as described in our other reports and documents filed from time to time with the SEC. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the Forward-Looking Statements include but are not limited to:

●	the market concerns facing our customers, and risks for our business in the event of the loss of certain substantial customers;

●	the continuing viability of sectors that rely on our products;

●	the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular;

●	the effects of rising input costs, and cost changes generally, including the potential impact and effects of inflationary pressures;

●	difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures;

●	the possibility that our intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders’ agreement as contemplated for any reason, and any resulting disruptions to our business and our currently 80% owned Enercon subsidiary as a result thereof;

●	trends in demand which can affect our products and results, and market and economic factors impacting Enercon’s business, including trends in demand in Enercon’s aerospace and defense end markets which can be cyclical, as well as the impact of any reductions in defense spending, any of which factors could materially adversely affect the demand for and corresponding sales of such products;

●	capacity and supply constraints or difficulties, including supply chain constraints or other challenges;

●	the impact of public health crises including potential future outbreaks, epidemics or pandemics;

●	difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages;

●	risks associated with our international operations, including our substantial manufacturing operations in the People’s Republic of China (the “PRC”), and risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region;

●	risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings;

●	product development, commercialization or technological difficulties;

●	the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which we transact business, and trade restrictions that may impact us, our customers and/or our suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes;

●	risks associated with fluctuations in foreign currency exchange rates and interest rates;

●	uncertainties associated with legal proceedings;

●	the market’s acceptance of our new products and competitive responses to those new products; and

●	and the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including, without limitation, tax laws.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any Forward-Looking Statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. Except as required by law, we assume no obligation and expressly disclaim any duty to publicly release the results of any revisions to these Forward-Looking Statements or otherwise update any Forward-Looking Statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any Forward-Looking Statements contained in this prospectus. Any Forward-Looking Statement we make is based only on information currently available to us and speaks only as of the date on which it is made. All Forward-Looking Statements are expressly qualified in their entirety by the cautionary statements contained in this section.

ABOUT THE COMPANY

Bel Fuse Inc. designs, manufactures and markets critical electronic components, systems and solutions for customers in the aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

With more than 75 years in operation, Bel has reliably demonstrated the ability to participate in a variety of product areas across a global platform. The Company has a strong track record of technical innovation working with the engineering teams of market leaders. Bel has proven itself a valuable supplier to world-class companies by developing new products with cost-effective solutions.

Bel operates through two segments - Aerospace, Defense & Rugged Solutions (“ADRS”) and Industrial Technology & Data Solutions (“ITDS”). In 2025, 55% of Bel’s revenues were derived from our ADRS segment and 45% from ITDS segment.

The Company was incorporated in 1949 and is organized under New Jersey law. Bel’s principal executive offices are located at 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, and Bel’s telephone number is (201) 432-0463. The Company operates facilities in North America, EMEA, and Asia and trades on the Nasdaq Global Select Market (ticker symbols BELFA and BELFB).

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our equity securities, debt securities, warrants or units, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and our Current Report on Form 8-K, which are on file with the SEC and are incorporated herein by reference, as updated by our subsequent annual, quarterly and other reports we file with the SEC, as well as any amendments thereto, which are incorporated by reference into this prospectus. See the section titled “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the Class A common stock, Class B common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of Class A common stock, Class B common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of Class A common stock, Class B common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated certificate of incorporation, as amended (our “restated certificate of incorporation”) and our amended and restated by-laws and by applicable New Jersey law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following description of certain provisions of our certificate of incorporation and bylaws does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of our certificate of incorporation and bylaws. The certificate of incorporation and bylaws are incorporated by reference in this registration statement for these securities and have been filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

Authorized Capital Stock

Bel Fuse Inc. is authorized to issue 10,000,000 shares of Class A common stock, par value $0.10 per share (the “Class A common stock”), and 30,000,000 shares of Class B common stock, par value $0.10 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”). As of April 30, 2026, there were 2,115,263 shares of Class A common stock outstanding and 10,607,444 shares of Class B common stock outstanding. The Company is also authorized to 1,000,000 shares of preferred stock, no par value (the “Preferred Stock”), none of which are outstanding. Our Class A common stock is listed on the NASDAQ Global Select Market, under the symbol “BELFA.”  Our Class B common stock is also listed on the NASDAQ Global Select Market, under the symbol “BELFB.”

Common Stock

Voting

Except as described below under the caption “Class B Protection,” each share of Class A entitles the holder thereof to one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. The Class B common stock does not entitle the holder thereof to any vote except as otherwise provided in the Company’s certificate of incorporation or as required by law.

Dividends and Other Distributions

Cash dividends are payable to the holders of Class A common stock and Class B common stock only as and when declared by the Board of Directors. Subject to the foregoing, cash dividends declared on shares of Class B common stock in any calendar year cannot be less than 5% higher per share than the annual amount of cash dividends per share declared in such calendar year on shares of Class A common stock. No cash dividends may be paid on shares of Class A common stock unless, at the same time, cash dividends are paid on shares of Class B common stock, subject to the annual 5% provision described above. Cash dividends may be paid at any time or from time to time on shares of Class B common stock without corresponding cash dividends being paid on shares of Class A common stock.

Each share of Class A common stock and Class B common stock is otherwise equal with respect to dividends (other than cash) and distributions (including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company), except that dividends or other distributions payable on the Common Stock in shares of Common Stock may be made only as follows: (i) in shares of Class B common stock to the holders of both Class A common stock and Class B common stock; or (ii) in shares of Class A common stock to the holders of Class A common stock and in shares of Class B common stock to the holders of Class B common stock. The Company’s certificate of incorporation also provides that neither the Class A common stock nor the Class B common stock may be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

The respective amounts of future dividends, if any, to be declared on each class of Common Stock depends on circumstances existing at the time, including the Company’s financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors.

Merger and Consolidations

Each holder of Class B common stock is entitled to receive the same amount and form of consideration per share as the per-share consideration, if any, received by any holder of the Class A common stock in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

Class B Protection

The provisions described under this caption (the “Class B Protection Provisions”) may have an anti-takeover effect by making the Company a less attractive target for a takeover bid.

For purposes of the Class B Protection Provisions, the following definitions apply:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“4% Shareholder” means any Person that, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, beneficially owned at June 9, 1998, at least 4% of the aggregate number of shares of the Company’s Common Stock then outstanding.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company).

For purposes of the Class B Protection Provisions as set forth in the Company’s certificate of incorporation, the following shares of Class A common stock are excluded for the purpose of determining the shares of Class A common stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

(a)

shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group), immediately after the effective time of the recapitalization in 1998 when the Company caused each share of its Common Stock to be converted into one half share of Class A common stock and one half share of Class B common stock (the “Effective Time”);

(b)	shares acquired by will or by the laws of descent and distribution, or by a gift that is made in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

(c)	shares acquired upon issuance or sale by the Company;

(d)	shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing a Person or reincorporating a Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

(e)	shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on shares of Class A common stock;

(f)	shares acquired by a plan of the Company qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

(g)	shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

(h)	shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Exchange Act.

For purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group in administering the Class B Protection Provisions:

(a)	shares of Common Stock acquired by gift are deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of the Class B Protection Provisions; and

(b)	only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

Subject to the other definitional provisions applicable to the Class B Protection Provisions, “beneficial ownership” under the Class B Protection Provisions is to be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the Exchange Act, and the formation or existence of a “group” is to be determined pursuant to Rule 13d-5(b) (as in effect on May 1, 1998) promulgated under the Exchange Act, in each case subject to the following additional qualifications:

(a)	relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

(b)	any Person acting in his or her official capacity as a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person’s status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person’s official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

If any Person or group (other than any 4% Shareholder) acquires after the Effective Time beneficial ownership of shares representing 10% or more of the then outstanding Class A common stock, and such Person or group (a “Significant Shareholder”) does not then beneficially own an equal or greater percentage of all then outstanding shares of Class B common stock, all of which Class B common stock must have been acquired by such Person or group after the Effective Time, the Class B Protection Provisions require that such Significant Shareholder must, in order to maintain all of its voting power, make (within a ninety-day period beginning the day after becoming a Significant Shareholder) a public cash tender offer, in accordance with all applicable laws and regulations, to acquire additional shares of Class B common stock (a “Class B Protection Transaction”). The 10% ownership threshold of the number of shares of Class A common stock which triggers a Class B Protection Provision may not be waived by the Board of Directors, nor may this threshold be amended without shareholder approval, including a majority vote of the votes cast by the then outstanding shares of Class B common stock entitled to vote, tabulated separately as a class.

The Company’s certificate of incorporation contains several provisions describing the nature of the public cash tender offer to be made by a Significant Shareholder. If a Significant Shareholder fails to make a tender offer required by the Class B Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the shares of Class A common stock beneficially owned by such Significant Shareholder which were acquired after the Effective Time are to be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess shares of Class A common stock that triggered such requirement. To the extent that the voting power of any shares of Class A common stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

A Class B Protection Transaction is also required of any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of an additional amount of shares of Class A common stock equal to or greater than the next higher integral multiple of 5% in excess of 10% (e.g., 20%, 25%, 30%, etc.) of the outstanding shares of Class A common stock and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Class B common stock that such Significant Shareholder acquired after the Effective Time. Such Significant Shareholder would be required to offer to buy that number of additional shares prescribed by a formula set forth in the Company’s certificate of incorporation.

The Class B Protection Provisions specifically exclude any 4% Shareholder.

Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of shares of Class A common stock resulting solely from a change in the total number of shares of Class A common stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 10% or more of the number of then outstanding shares of Class A common stock (or, after the last acquisition which triggered the requirement for a Class B Protection Transaction, additional shares of Class A common stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A common stock then outstanding) is subject to any Class B Protection Transaction requirement that would be otherwise imposed. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Stock are to be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company’s most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the SEC.

Convertibility

Except as described below, neither the Class A common stock nor the Class B common stock is convertible into another class of Common Stock or any other security of the Company.

The Class B common stock may be converted into Class A common stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B common stock, the Class A common stock or the Class B common stock or both become excluded from quotation on the NASDAQ National Market System or, if such shares are then quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or national securities exchange on which the shares are then traded.

In addition, if at any time, as a result of additional issuances by the Company of Class B common stock, repurchases by the Company of Class A common stock or a combination of such issuances and repurchases, the number of outstanding shares of Class A common stock as reflected on the stock transfer books of the Company falls below 10% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, then immediately upon the occurrence of such event all of the outstanding shares of Class B common stock will be automatically converted into shares of Class A common stock, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Class A common stock or Class B common stock repurchased or otherwise acquired by the Company and held as treasury shares will no longer be deemed “outstanding” from and after the date of acquisition.

Preemptive Rights

The Common Stock does not carry any preemptive rights enabling a holder thereof to subscribe for or receive shares of any class of stock of the Company or any securities convertible into shares of any class of stock of the Company.

Redemption or Sinking Fund Provisions

There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Pursuant to the Company’s certificate of incorporation, the Company’s board of directors has the authority, without further action by the shareholders, to issue from time to time up to 1,000,000 shares of Preferred Stock in one or more series. The Company’s board of directors may designate the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of Preferred Stock could have the effect of limiting dividends on the Class A common stock and Class B common stock, diluting the voting power of the Class A common stock, impairing the liquidation rights of the Class A common stock and Class B common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Class A common stock and Class B common stock.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws and New Jersey Law

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company. These provisions and certain provisions of New Jersey law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Company’s board of directors. The Company believes that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company.

Dual class stock. As described above, the Company’s certificate of incorporation provides for a dual class common stock structure, which provides the holders of the Class A common stock (other than those whose right to vote has been suspended) significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

Issuance of undesignated preferred stock. As discussed above, the Company’s board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in the Company’s control or management.

Board classification. The Company’s certificate of incorporation provides that its board of directors is divided into three classes, one class of which is elected each year by the Company’s voting shareholders. The directors in each class serve for a three-year term. The Company’s classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company because it generally makes it more difficult for shareholders to replace a majority of the directors.

Greater Than Majority Vote. The Company’s certificate of incorporation provides that in addition to any other voting requirement imposed by law, by contract, by the Company’s certificate of incorporation or by the Company’s by-laws, specific greater than majority voting requirements will apply in order to approve certain “Business Combinations” (as defined in the Company’s certificate of incorporation) unless the applicable Business Combination is approved by a majority of the Company’s “Continuing Directors” (as defined in the Company’s certificate of incorporation) or the consideration payable to shareholders in the transaction meets certain stringent requirements. The specific greater than majority voting requirements mandate that (in the absence of such Board approval or satisfaction of the stringent consideration requirements) approval be granted by holders of (i) at least 80% of the shares entitled to vote on the transaction and (ii) at least a majority of the shares entitled to vote on the Business Combination excluding shares held by Related Persons (as defined in the Company’s certificate of incorporation) and their affiliates (with certain variances depending upon whether or not the Business Combination involves a liquidation or dissolution). This provision is intended to encourage potential bidders to negotiate with the Board and its representatives. This provision, and the New Jersey legislation described in the next two paragraphs, may have an anti-takeover effect with respect to transactions that the Company’s board of directors does not approve in advance and may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by the Company’s shareholders.

New Jersey Legislation. Similarly, for public companies incorporated in New Jersey (such as the Company), the New Jersey Business Corporation Act contains mandatory provisions that are designed to encourage potential bidders to negotiate with the board of directors and its representatives in connection with certain business combinations. The New Jersey Business Corporation Act provides that no such companies may engage in any “business combination” (as defined in the New Jersey Business Corporation Act) with any interested stockholder (generally a 10% or greater stockholder) of such companies for a period of five years following such interested stockholder’s stock acquisition date (as defined in the New Jersey Business Corporation Act), unless (x) such business combination is approved by the board of directors of such corporation prior to the interested stockholder’s stock acquisition date or (y) the transaction or series of transactions that caused the interested stockholder to become an interested stockholder is approved by the board of directors of the corporation prior to that stockholder’s stock acquisition date and a subsequent business combination is approved by (i) directors who are independent of the interested stockholder and (ii) holders of a majority of the voting shares (excluding the shares owned by the interested stockholder).

In addition, no such company may engage, after the five year period, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the board of directors prior to that stockholder’s stock acquisition date, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder, (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested stockholder or (iv) a business combination that is approved by (a) directors who are independent of the interested stockholder and (b) holders of a majority of the voting shares (excluding the shares owned by the interested stockholder) if the transaction or series of related transactions that caused the interested stockholder to become an interested stockholder was approved by the board of directors of such company prior to the consummation of such transaction or series of related transactions.

Limits on ability of shareholders to call a special meeting. Subject to provisions of New Jersey law that permit holders of at least 10% of the Class A common stock to petition a New Jersey court to order a special meeting of shareholders for good cause shown, the Company’s bylaws provide that special meetings of the shareholders may be called only by the president or a majority of the board of directors. This provision may delay the ability of the Company’s shareholders to force consideration of a proposal or for holders controlling a majority of the Class A common stock to take any action.

Requirements for advance notification of shareholder nominations and proposals. The Company’s bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors at the Company’s annual meeting of shareholders, other than nominations made by or at the direction of the Company’s board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Election and removal of directors. Under the Company’s certificate of incorporation, newly created directorships on the board of directors may be filled only by the affirmative vote of three quarters of the directors then serving on the board of directors. Under the Company’s certificate of incorporation, directors may be removed by shareholders only for cause and only with the approval of holders of two-thirds of the shares entitled to vote on removal.

The provisions of New Jersey law and the provisions of the Company’s certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of the Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in the Company’s management. It is also possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is presently the transfer agent and registrar for our Class A common stock and our Class B common stock.

DESCRIPTION OF WARRANTS

We have summarized below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, Class A common stock, Class B common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the war-rants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent;

●	any mandatory or optional redemption or call provision;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of Class A common stock, Class B common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series. Our ability to issue debt securities is limited as a result of certain covenants in our Credit and Security Agreement with KeyBank and the other lenders named therein, which prohibit certain “restricted payments” (defined to include repayments, redemptions, retirements or repurchases, directly or indirectly, of subordinated indebtedness), and include certain financial covenants with regard to our subordinated indebtedness.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combi-nation thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Bel Fuse Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

A)	is for relief against us in an involuntary case,

B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

A)	commence a voluntary case,

B)	consent to the entry of an order for relief against us in an involuntary case,

C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation re-quiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supple-ment offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we have explained more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF DEPOSITORY SHARES

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or

●	there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold in one or more of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through a distribution to our existing stockholders;

●	through forward or other derivative transactions relating to the securities being registered hereunder; or

●	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. We may elect to list any series of preferred stock, or any other securities being offered hereby, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters with respect to New Jersey law in connection with the validity of the shares being offered by this prospectus supplement and other legal matters will be passed upon for us by Lowenstein Sandler LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by the Registrant.

SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Rating agencies fees	(2)
Printing expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of New Jersey. Subsection (2) of Section 3-5,Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of the New Jersey Business Corporation Act, a “corporate agent” means any person who is or was a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise.

Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt by the corporate agent of an improper personal benefit.

Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

The Registrant’s Restated Certificate of Incorporation, as amended, contains the following provisions:

“ARTICLE XIII Every person who is or was a director or officer of the Corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the Corporation, or of serving or having served such other enterprise in such capacity, whether or not he is a director or officer of the Corporation, or continues to serve such other enterprise in such capacity, at the time the expenses or liabilities are incurred.”

“ARTICLE XIV So long as permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed by such person to the Corporation or its shareholders; provided, however, that this Article XIV shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person’s duty or loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article XIV and no amendment, repeal or termination of effectiveness of any law authorizing this Article XIV shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.”

“ARTICLE XV So long as permitted by law, no senior officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed by such person to the Corporation or its shareholders; provided, however, that this Article XV shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article XV and no amendment, repeal or termination of effectiveness of any law authorizing this Article XV shall apply to or have any effect on the liability or alleged liability of any senior officer for or with respect to any acts or omissions of such senior officer occurring prior to such amendment, repeal or termination of effectiveness. For purposes of this Article XV, the term ‘senior officer’ shall mean the President and any Vice President of the Corporation.”

The Registrant’s Amended and Restated By-Laws contain the following provision at ARTICLE III, SECTION 6 thereof:

“Indemnification of Directors and Officers. Every person who is or was a director or officer of the corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the corporation, or of serving or having served such other enterprise in such capacity, whether or not he is a director or officer of the corporation, or continues to serve such other enterprise in such capacity, at the time the expenses or liabilities are incurred.”

The Registrant maintains liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act, or otherwise.

Item 16. List of Exhibits.

Exhibit No.	Description
3.1	(i) Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed on August 11, 1998 and (ii) the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 29, 2000.

3.2	Amended and Restated By-Laws of Bel Fuse Inc. (Adopted October 25, 2023), are incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 25, 2023.

4.1	Description of Registrant’s Securities, is incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025.

4.2	Form of common stock certificate.

4.3	Form of Indenture.

4.4	Form of Debt Security.

4.5	Form of Warrant.

4.6	Form of Warrant Agreement

4.7	Form of Certificate of Designations of Preferred Stock.

4.8	Form of Preferred Stock Certificate.

4.9	Form of Unit.

4.10	Form of Unit Agreement.

4.11	Form of Deposit Agreement.

5.1	Opinion of Lowenstein Sandler LLP

23.1*	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

23.3	Consent of Lowenstein Sandler LLP

24.1*	Power of attorney (included on the signature page).

107	Filing Fee Table.

*	Filed herewith.
**	Submitted herewith.
†	Management contract or compensatory plan or arrangement.
#	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on May 12, 2026.

BEL FUSE INC.

By:	/s/ Farouq Tuweiq
Farouq Tuweiq
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Farouq Tuweiq and Lynn Hutkin, and each of them (so long as each such individual is an employee or affiliate of Bel Fuse Inc.), any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Farouq Tuweiq	President, Chief Executive Officer	May 12, 2026
Farouq Tuweiq	(Principal Executive Officer)

/s/ Lynn Hutkin	Chief Financial Officer and Treasurer	May 12, 2026
Lynn Hutkin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Bernstein	Chairman of the Board of Directors	May 12, 2026
Daniel Bernstein

/s/ Peter Gilbert	Director	May 12, 2026
Peter Gilbert

/s/ David Valletta	Director	May 12, 2026
David Valletta

/s/ Mark Segall	Director	May 12, 2026
Mark Segall

/s/ Eric Nowling	Director	May 12, 2026
Eric Nowling

/s/ Vincent Vellucci	Director	May 12, 2026
Vincent Vellucci

/s/ Rita V. Smith	Director	May 12, 2026
Rita V. Smith

/s/ Jacquelline Brito	Director	May 12, 2026
Jacquelline Brito